UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2014

Broadview Institute, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-8508	41-0641789
(Commission File Number)	(IRS Employer
Identification No.)

8147 Globe Drive

Woodbury, Minnesota 55125

(Address of Principal Executive Offices and Zip Code)

Telephone Number: 651-332-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On March 28, 2014, Broadview Institute, Inc., (the “Company”) entered into a Investment Representation Letter and Subscription Agreement (the “Subscription Agreement”) by and between the Company and Terry L. Myhre (“Myhre”). Myhre is the Chairman of the Board of Directors, as well as a lender to and significant shareholder of the Company. Pursuant to the Subscription Agreement, at the Closing thereunder (which also occurred on March 28, 2014), Myhre purchased seventy million (70,000,000) shares of the Company’s Common Stock at a price of seven cents ($0.07) per share, from the Company for a total amount of four million nine hundred thousand dollars ($4,900,000). The Company relied on Section 4(2) of the Securities Act of 1933 for exemption from securities registration requirements.

The Company intends to use the proceeds from the Subscription Agreement primarily to reduce amounts owing to Mr. Myhre under the Line of Credit Authorization dated March 30, 2012 and amended June 13, 2013, and for general corporate purposes.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Subscription Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03      Creation of a Direct Financial Obligation.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02      Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(a)       Financial statements of business acquired.

Not Applicable

(b)       Pro forma financial information.

Not Applicable

(c)       Exhibits:

10.1      Investment Representation Letter and Subscription Agreement dated March 28, 2014 between the Registrant and Terry L. Myhre.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2014

BROADVIEW INSTITUTE, INC.

By:	/s/ Kenneth J. McCarthy
Kenneth J. McCarthy
Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

BROADVIEW INSTITUTE, INC.

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
March 28, 2014	0-8508

EXHIBIT NO.	ITEM

10.1	Investment Representation Letter and Subscription Agreement dated March 28, 2014 between the Registrant and Terry L. Myhre